UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 29, 2011

Date of Report (Date of earliest event reported)

DG FASTCHANNEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 581-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan

On March 29, 2011, the compensation committee (the “Committee”) of the board of directors of DG FastChannel, Inc. (the “Company”) approved an amendment and restatement of the Company’s 2006 Long-Term Stock Incentive Plan (the “Restated 2006 Plan”), pursuant to which the plan was amended to provide for the issuance of restricted stock units, in addition to the other equity awards previously authorized under the plan.

This brief description of the Restated 2006 Plan above is not intended to be complete and is qualified in its entirety by reference to the full text of the Restated 2006 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Executive Officer Restricted Stock Unit Awards

On March 29, 2011, the Committee also approved the award of (a) 90,000 performance-based restricted stock units to Scott K. Ginsburg, the Company’s Chief Executive Officer, and (b) 33,000 performance-based restricted stock units to Neil H. Nguyen, the Company’s Chief Operating Officer, pursuant to the Company’s Restated 2006 Plan.

Each of the restricted stock unit awards will vest in three equal installments on each of the first three anniversaries of the date of grant, provided that (a) the executive officer continues to be employed by, or provide services to, the Company through such vesting dates and (b) the aggregate fair market value of the shares subject to the restricted stock unit award scheduled to vest on each such vesting date does not exceed 7% of the Company’s EBITDA for the most recently completed fiscal year.

If the aggregate fair market value of the shares subject to a restricted stock unit award on any given vesting date exceeds the EBITDA limit described above, the number of shares that will vest on such date will be automatically reduced to conform to such limit.  The excess shares subject to the restricted stock unit award, if any, will be forfeited.  In addition, the Committee may, in its sole discretion, determine to further reduce (but not increase) the number of shares of the Company’s common stock that may vest on each vesting date at any time prior to the date the shares would otherwise vest.

The form of restricted stock unit grant notice and restricted stock unit award agreement pursuant to which such awards were made will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	DG FastChannel, Inc. Amended and Restated 2006 Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2011

DG FASTCHANNEL, INC.

By:	/s/ Omar A. Choucair
Name:	Omar A. Choucair
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	DG FastChannel, Inc. Amended and Restated 2006 Long-Term Stock Incentive Plan